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Exhibit 4.3

EXHIBIT "A"

FORM OF WARRANT

        THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

W-010	Void after August 22, 2010

WARRANT TO PURCHASE COMMON STOCK
OF
AMAZING TECHNOLOGIES CORP.

        THIS CERTIFIES THAT, for value received, J. Bradley Hall (the "Holder") is entitled to subscribe for an purchase, on the terms hereof, "Common Stock" (as defined below), of Amazing Technologies Corp., a Nevada corporation (the "Company"), subject to the following terms and conditions:

1.0    Cashless Warrant Agreement.    This Warrant ("Warrant") is issued pursuant to a Series "A' Preferred Stock Subscription Agreement dated February 22, 2005 (the "Agreement") by and among the Company and the Holder. Pursuant to the Agreement, the Company also issued the "Investor" 1,000,000 Series "A' Preferred shares (the "shares"). The shares and the other preferred shares issued pursuant to the Agreement are collectively referred to as the "shares". The Warrant and other warrants issued pursuant to the Agreement are collectively referred to as the "Warrants".

2.0    Exercise of Warrant.    The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby may be purchased, are as follows:

        2.1   Term.    Subject to the terms hereof, this Warrant may be exercised at any time after 5:00 p.m. (Pacific Time) on the close of business on August 22, 2005.

        2.2   Number of Shares.    This Warrant may e exercised for 1,000,000 Common Shares in Amazing Technologies Corp.

        2.3   Exercise Price.    This Warrant shall be exercisable into the number of shares of Common Stock specified in Section 2.2 above. The "Exercise Price" shall equal to $0.0005 per share. In the event that a Corporate Transaction occurs prior to the retirement of the note the "number of shares" shall be based on the total outstanding number of common shares immediately prior to the transaction.

        2.4   Method Exercise.    The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto as Exhibit A, to the Company at its principal offices. Each exercise of this warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have surrendered to the Company as provided herein or at such later date as may be specified in the executed form of subscription, and at such time, the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such exercise, as provided herein, shall be deemed to have become the holder or holders of record thereof.

3.0    Replacement of the Warrant.    On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of the Warrant, the Company at its expense shall execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

4.0    Miscellaneous.

        4.1   Titles and Subtitles.    The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

        4.2   Notices.    Any notice required or permitted under this Warrant shall be given in writing and in accordance with Section 6.3 of the Agreement (for purposes of which, the term "Investors" shall mean Holder hereunder), except as otherwise expressly provided in this Warrant.

        4.3   Attorneys' Fees.    If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

        4.4   Amendments and Waivers.    This Warrant is issued by the Company pursuant to the Agreement. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), in accordance with Section 5.4 of the Agreement. Any amendment or waiver effected in accordance with this Section 5.4 shall be binding upon the Holder of this Warrant (and of any securities into which this Warrant is convertible), each future holder of all such securities, and the Company.

        4.5   Severability.    If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        4.6   Governing Law.    This Warrant shall be governed by and construed and enforced in accordance with the laws Canada as applied to agreements among Canadian residents entered into and to be performed entirely within Canada.

[COUNTERPART SIGNATURE PAGE TO
CASHLESS WARRANT PURCHASE AGREEMENT]

The undersigned have executed this Agreement to be effective as of the date above.

COMPANY:		WARRANTS:
AMAZING TECHNOLOGIES CORP.		One Million (1,000,000)
By:	/s/ J. BRADLEY HALL J. Bradley Hall, CEO
Investor:
By:	/s/ J. BRADLEY HALL J. Bradley Hall

[COUNTERPART SIGNATURE PAGE TO
CASHLESS WARRANT PURCHASE AGREEMENT]

EXHIBIT B

NOTICE OF CASHLESS WARRANT EXERCISE

To:    AMAZING TECHNOLOGIES CORPORATION

        (1)   The undersigned hereby elects to acquire in a cashless exercise 1,000,000 Common Shares (as defined in the attached Warrant) of Amazing Technologies Corp. pursuant to the terms of Section 1.0 of the attached Warrant.

        (2)   Please issue a certificate or certificates representing such Common Stock in the name of the undersigned or in such other name as is specified below:

COMPANY NAME, INC.
By:
Name:	J. Bradley Hall
Date:

[EXHIBIT B TO FORM OF WARRANTY]

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  Exhibit 4.3
EXHIBIT "A" FORM OF WARRANT
WARRANT TO PURCHASE COMMON STOCK OF AMAZING TECHNOLOGIES CORP.
EXHIBIT B NOTICE OF CASHLESS WARRANT EXERCISE